                                                         Exhibit 12


                   HILTON HOTELS CORPORATION AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    (dollar amounts in millions) (unaudited)

                                                             Years Ended December 31,
                                                   ----------------------------------------
                                                     1996    1995    1994    1993    1992
                                                   -------  ------  ------  ------  -------
Income before income taxes
  and minority interest (1)                         $235    $262    $184     $156    $157

Add:

  Interest expense (1)                                96     114      95       90      74

  Distributions from less than 50% owned              18      13      12        6       5

  Interest component of rent expense (1)               4       4       3        3       3
                                                   -------  ------  ------  ------  -------
Earnings available for fixed charges                $353    $393    $294     $255    $239
                                                   -------  ------  ------  ------  -------
                                                   -------  ------  ------  ------  -------

Fixed charges:
  Interest expense (1)                               $96    $114     $95      $90     $74

  Capitalized interest                                 7       3       8        2       5

  Interest component of rent expense (1)               4       4       3        3       3
                                                   -------  ------  ------  ------  -------
Total fixed charges                                 $107    $121    $106      $95     $82
                                                   -------  ------  ------  ------  -------
                                                   -------  ------  ------  ------  -------

Ratio of earnings to fixed charges                     3.3x    3.2x    2.8x     2.7x    2.9x
                                                   -------  ------  ------  ------  -------
                                                   -------  ------  ------  ------  -------
------------------

(1)  Includes 50% owned companies.